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                                                                     EXHIBIT 5.1

                      Clifford Chance Rogers & Wells LLP
                                200 Park Avenue
                              New York, NY 10166


June 13, 2000

Chateau Communities, Inc.
6160 South Syracuse Way
Greenwood Village, Colorado 80111


Ladies and Gentlemen:

     We have acted as special counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the possible offer and sale from time to time of up to 587,066 shares of common stock, par value $.01 per share (the "Shares"), by the stockholders of the Company listed in the Registration Statement. The Shares are to be issued upon exchange of units of limited partner interest in CP Limited Partnership, a Delaware limited partnership and a majority-owned subsidiary of the Company (the "Operating Partnership"), in transactions that are exempt from registration under the Securities Act. This opinion is being provided at your request in connection with the Registration Statement.

     In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation, as amended to date (the "Charter"), and the Amended and Restated By-Laws of the Company, as amended to date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date (the "Partnership Agreement") and such corporate proceedings of the Company and such other documents as we have deemed necessary. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares will be duly authorized and, upon issuance in accordance with the Partnership Agreement, will be validly issued, fully paid and nonassessable.
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Chateau Communities, Inc.                                                 Page 2
June 13, 2000


     The opinions stated herein are limited to the federal laws of the United States and the laws of the State of Maryland.

     We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Clifford Chance Rogers & Wells LLP